Exhibit 10.21

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. REDACTED INFORMATION HAS BEEN MARKED “REDACTED”.

SECURITIES PURCHASE AGREEMENT

Dated January 9th, 2025

among

Mercurity Fintech Holding Inc.

and

The Purchasers Set Forth on the Signature Pages

i

ii

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated [January 9th], 2025, is entered into by and among (i) Mercurity Fintech Holding Inc., an exempted company with limited liability organized and existing under the laws of the Cayman Islands (the “Company”), and (ii) each of the Persons whose name is set forth on the signature page hereto (the “Purchasers” and each a “Purchaser”).

RECITALS

WHEREAS, each Purchaser desires to subscribe for and purchase, and the Company desires to issue and sell, certain number of Ordinary Shares (as defined below) pursuant to the terms and conditions set forth in this Agreement;

WHEREAS, each Purchaser desires to subscribe for and purchase, and the Company desires to issue and sell, the Warrants (as defined below), in the form attached hereto as Exhibit A, pursuant to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties hereto, intending to be legally bound, agrees as follows:

ARTICLE I

DEFINITION AND INTERPRETATION

Section 1.01 Definition, Interpretation and Rules of Construction

(a) As used in this Agreement, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided that none of the Company, nor any of its Subsidiaries shall be considered an Affiliate of the Purchaser. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.

“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or another day on which commercial banks in the state of New York are required or authorized by law or executive order to be closed.

“Company Fundamental Warranties” means any representations and warranties of the Company contained in Section 4.01(a) to 4.01(j).

“Company SEC Documents” means all registration statements, proxy statements and other statements, reports, schedules, forms and other documents required to be filed or furnished by the Company with the SEC pursuant to the Exchange Act and the Securities Act and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein, in each case, filed or furnished with the SEC.

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“Condition” means any condition to any Party’s obligation to effect the Closing as set forth in Article III, and collectively, the “Conditions.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Governmental Authority” means any supranational, national, provincial, state, municipal, local or other government, whether U.S. or any instrumentality, subdivision, administrative agency or commission thereof, court, other governmental authority or regulatory body or instrumentality, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority or any self-regulatory agency (including any stock exchange).

“Material Adverse Effect” with respect to a Party means any event, fact, circumstance or occurrence that, individually or in the aggregate with any other events, facts, circumstances or occurrences, results in or would reasonably be expected to result in a material adverse change in or a material adverse effect on (i) the financial condition, business or operations of such Party and its Subsidiaries taken as a whole, or (ii) the ability of such Party to consummate the transactions contemplated by the Transaction Agreements and to timely perform its obligations hereunder and thereunder; provided that in determining whether a Material Adverse Effect has occurred under clause (i) above, there shall be excluded any events, facts, circumstances or occurrences relating to or arising in connection with (a) changes in generally accepted accounting principles that are generally applicable to comparable companies (to the extent not materially disproportionately affecting such Party and its Subsidiaries), (b) changes in general economic and market conditions and capital market conditions or changes affecting any of the industries in which such Party and its Subsidiaries operate generally (in each case to the extent not materially disproportionately affecting such Party and its Subsidiaries),

(c) the announcement or disclosure of this Agreement or any other Transaction Agreement or the consummation of the transactions hereunder or thereunder, or any act or omission required or specifically permitted by this Agreement and/or any other Transaction Agreement; (d) any pandemic (including the COVID-19 pandemic (or any mutation or variation of the underlying virus thereof or related health condition)), earthquake, typhoon, tornado or other natural disaster or similar force majeure event, (e) in the case of the Company, any failure to meet any internal or public projections, forecasts, or guidance, or

(f) in the case of the Company, any change in the Company’s stock price or trading volume, in and of itself; provided further that the underlying causes giving rise to or contributing to any such change or failure under sub-clause (e) or (f) shall not be excluded in determining whether a Material Adverse Effect has occurred except to the extent such underlying causes are otherwise excluded pursuant to any of sub-clauses (a) through (d).

“Nasdaq” means The Nasdaq Stock Market.

“Ordinary Shares” means the ordinary shares, par value US$0.004 per share, in the share capital of the Company.

“Parties” means, collectively, the Company and the Purchasers.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization.

“Purchaser Fundamental Warranties” means any representations and warranties of the Purchasers contained in Section 4.02(a) to Section 4.02(e).

“SEC” means the Securities and Exchange Commission of the United States of America or any other federal agency at the time administering the Securities Act.

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“Securities Act” means the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

“Subsidiary” of a Party means any organization or entity, whether incorporated or unincorporated, which is controlled by such Party and, for the avoidance of doubt, the Subsidiaries of a Party shall include any variable interest entity over which such Party or any of its Subsidiaries effects control pursuant to contractual arrangements and which is consolidated with such Party in accordance with generally accepted accounting principles applicable to such Party and any Subsidiaries of such variable interest entity.

“Subject Securities” means, collectively, the Subscription Shares and the Warrants.

“Transaction Agreements” means, collectively, this Agreement, the Warrants and each of the other agreements and documents entered into or delivered by the parties hereto or their respective Affiliates in connection with the transactions contemplated by this Agreement.

“Trading Market” means any of the following markets or exchanges on which the Ordinary Shares are listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTCQB or the OTC Markets (or any successors to any of the foregoing).

“Warrants” means the warrants and any replacement warrants to purchase Ordinary Shares of the Company at the exercise price per Ordinary Share provided therein to be issued by the Company to the Purchasers on the Closing Date in the form attached hereto as Exhibit A.

“Warrant Shares” means the Ordinary Shares that will be issued upon exercise of the Warrants pursuant to the terms set forth in the form attached hereto as Exhibit A.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Agreement	Preamble
Bankruptcy and Equity Exception	Section 4.01(b)
Closing	Section 2.02(a)
Closing Date	Section 2.02(a)
Company	Preamble
Company Indemnitees	Section 6.01(b)
Deductible	Section 6.03(a)
Encumbrances	Section 4.01(d)
Indemnified Party	Section 6.02(a)
Indemnifying Party	Section 6.02(a)
Losses	Section 6.01(a)
Purchase Price	Section 2.01
Purchaser	Preamble
Purchasers	Preamble
Subscription Shares	Section 2.01
Third Party Claim	Section 6.02(b)

(c) In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(i) The words “Party” and “Parties” shall be construed to mean a party or the parties to this Agreement, and any reference to a party to this Agreement or any other agreement or document contemplated hereby shall include such party’s successors and permitted assigns.

(ii) When a reference is made in this Agreement to an Article, Section, Exhibit, Schedule or clause, such reference is to an Article, Section, Exhibit, Schedule or clause of this Agreement.

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(iii) The headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement.

(iv) Whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation.”

(v) The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

(vi) All terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein.

(vii) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

(viii) The use of “or” is not intended to be exclusive unless expressly indicated otherwise.

(ix) The term “$” or “US$” means United States Dollars.

(x) The word “will” shall be construed to have the same meaning and effect as the word “shall.”

(xi) References to “law,” “laws” or to a particular statute or law shall be deemed also to include any and all Applicable Law.

(xii) A reference to any legislation or to any provision of any legislation shall include any modification, amendment, re-enactment thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued or related to such legislation.

(xiii) References herein to any gender include the other gender.

(xiv) The parties hereto have each participated in the negotiation and drafting of this Agreement and if any ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or burdening any Party by virtue of the authorship of any of the provisions in this Agreement or any interim drafts thereof.

ARTICLE II

PURCHASE AND SALE; CLOSING

Section 2.01 Purchase and Sale of Securities.

Upon the terms and subject to the conditions of this Agreement and subject to Applicable Laws, at Closing (as defined below), each Purchaser hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to each Purchaser, the number of one Ordinary Share, as set forth opposite such Purchaser’s name on the signature page (with respect to such Purchaser, its “Subscription Shares”) for an aggregate subscription price as set forth on such Purchaser’s signature page (with respect to such Purchaser, its “Purchase Price”). The Per Ordinary Share Purchase Price shall be $(5.87), equal to 100% of the closing price of the last Trading Day immediately before signing the purchase agreement.

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Section 2.02 Closing.

(a) Closing. Subject to satisfaction or, to the extent permissible, waiver by the Party or Parties entitled to the benefit of the relevant Conditions, of all the Conditions (other than Conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or, to the extent permissible, waiver of those Conditions at Closing), the closing of the sale and purchase of the Subject Securities pursuant to this Section 2.02(a) (the “Closing”) shall take place remotely by electronic means (i) within ten (10) Business Days after the date on which the Conditions (other than the Conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or, to the extent permissible, waiver of those Conditions at the Closing) are satisfied, or (ii) on any other date as may be agreed by the Purchasers and the Company in writing (the “Closing Date”); provided that the Closing Date shall be no later than January 17th , 2025.

(b) Payment and Delivery. At Closing,

(i) each Purchaser shall deliver to the Company the Purchase Price in the U.S. Dollars set forth on the Purchaser’s signature page pursuant to the wiring instruction provided by the Company.

（i.2) Purchase price: The calculation of the purchase price is 100% of the closing price of the Last Trading Day before signing the purchase agreement

(ii) the Company shall deliver to each Purchaser:

(1) a copy of the duly executed share certificate representing the Subscription Shares registered in the name of such Purchaser (the original copy of which shall be delivered to the Purchasers as soon as practicable following the Closing Date);

(2) an updated certified true copy of the register of members of the Company evidencing the ownership of the Subscription Shares by such Purchaser; and

(3) a copy of the Warrants in the form attached hereto as Exhibit A, duly executed by the Company.

(c) Restrictive Legend. Each certificate representing Subscription Shares shall be endorsed with the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS SECURITY MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED WITHIN THE UNITED STATES IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR TO ANY “U.S. PERSON,” AS SUCH TERM IS DEFINED IN REGULATION S UNDER THE ACT, DURING THE 40 DAYS FOLLOWING ACQUISITION OF THE SECURITY BY THE HOLDER THEREOF. ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATE THIS SECURITY IN VIOLATION OF THESE RESTRICTIONS SHALL BE VOID.

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ARTICLE III

CONDITIONS TO CLOSING

Section 3.01 Conditions to Obligations of All Parties.

(a) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, injunction, order or decree (in each case, whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits or otherwise makes illegal the consummation of the transactions contemplated by the Transaction Agreements.

(b) No action, suit, proceeding or investigation shall have been instituted or threatened by a Governmental Authority or any third party that seeks to restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the transactions contemplated by the Transaction Agreements.

Section 3.02 Conditions to Obligations of Purchasers. The obligations of each Purchaser to subscribe for, purchase and pay for the Subject Securities as contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by such Purchaser in its sole discretion:

(a) The Company Fundamental Warranties shall have been true and correct in all respects on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date (except for representations and warranties that expressly speak as of a specified date, in which case on and as of such specified date). Other representations and warranties of the Company contained in Section 4.01 of this Agreement shall have been true and correct in all material respects (or, if qualified by “materiality,” “Material Adverse Effect” or similar qualifications, true and correct in all respects) on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date (except for representations and warranties that expressly speak as of a specified date, in which case on and as of such specified date).

(b) The Company shall have duly executed and delivered or shall have caused to be duly executed and delivered each Transaction Agreement to which it is a party to the Purchaser at or prior to Closing.

Section 3.03 Conditions to Obligations of the Company. The obligations of the Company to issue and sell the Subject Securities to each Purchaser as contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of each of the following conditions with respect to such Purchaser, any of which may be waived in writing by the Company in its sole discretion:

(a) The Purchaser Fundamental Warranties shall have been true and correct in all respects on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date (except for representations and warranties that expressly speak as of a specified date, in which case on and as of such specified date). Other representations and warranties of the Purchaser contained in Section 4.02 of this Agreement shall have been true and correct in all material respects (or, if qualified by “materiality,” “Material Adverse Effect” or similar qualifications, true and correct in all respects) on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date (except for representations and warranties that expressly speak as of a specified date, in which case on and as of such specified date).

(b) Each Purchaser shall have performed and complied with all, and not be in breach or default under any, agreements, covenants, conditions and obligations contained in this Agreement that are required to be performed or complied with on or before the Closing Date, including making the payments of the Purchase Price to the Company.

(c) Each Purchaser shall have duly executed and delivered each Transaction Agreement to which it is a party to the Company at or prior to Closing.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01 Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that, except as set forth in the Company SEC Documents:

(a) Due Formation. The Company is an exempted company, duly incorporated, validly existing and in good standing under the laws of the Cayman Islands.

(b) Authority; Valid Agreement. The Company has all requisite legal power and authority to execute, deliver and perform its obligations under the Transaction Agreements to which it is a party and each other agreement, certificate, document and instrument to be executed by the Company pursuant to this Agreement and each other Transaction Agreement. The execution, delivery and performance by the Company of this Agreement and each other Transaction Agreement to which it is a party and the performance by the Company of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been, and each other Transaction Agreement to which it is a party will be duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the relevant Purchaser(s), constitutes (or, when executed and delivered in accordance herewith will constitute) a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar law affecting creditors’ rights and remedies generally (the “Bankruptcy and Equity Exception”).

(c) Capitalization. The authorized capital stock of the Company is US$4,000,000 divided into 1,000,000,000 Ordinary Shares with a par value of US$0.004 each. All issued and outstanding Ordinary Shares have been duly authorized and validly issued and are fully paid and non-assessable, are free of preemptive rights, were issued in compliance with applicable U.S. and other applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal, or similar right.

(d) Valid Issuance. The Subject Securities have been duly and validly authorized for issuance by the Company. The Ordinary Shares that will be issued upon exercise of the Warrants pursuant to the terms therein (the “Warrant Shares”) and the Subscription Shares, when issued and delivered by the Company to the Purchasers and registered in the register of members of the Company will (i) be duly and validly issued, fully paid and non-assessable, (ii) rank pari passu with, and carry the same rights in all respects as, the other Ordinary Shares then in issue, (iii) be entitled to all dividends and other distributions declared, paid or made thereon, and (iv) free and clear of any pledge, mortgage, security interest, encumbrance, lien, charge, assessment, right of first refusal, right of pre-emption, third party right or interest, claim or restriction of any kind or nature, except for restrictions arising under the Securities Act or as disclosed in the Company SEC Documents or created by virtue of the transactions under this Agreement (collectively, the “Encumbrances”).

(e) Non-contravention. None of the execution and the delivery of this Agreement and other Transaction Agreements, nor the consummation of the transactions contemplated hereby or thereby, will (i) violate any provision of the organizational documents of the Company, (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which the Company is subject, or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of any Encumbrances under, or create in any party the right to accelerate, terminate, modify, or cancel, any agreement, contract, lease, license, instrument, or other arrangement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the Company’s or any of its Subsidiaries’ assets are subject, except, in the case of (ii) and (iii) above, for such conflicts, breach, defaults, rights or violations, which would not reasonably be expected to result in a Material Adverse Effect. There is no action, suit or proceeding, pending or, to the knowledge of the Company, threatened against the Company that questions the validity of the Transaction Agreements or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby or thereby.

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(f) Consents and Approvals. None of the execution and delivery by the Company of this Agreement or any Transaction Agreement, nor the consummation by the Company of any of the transactions contemplated hereby or thereby, nor the performance by the Company of this Agreement or other Transaction Agreements in accordance with their respective terms requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party, except such as have been or will have been obtained, made or given on or prior to the Closing Date and except for any filing or notification required to made with the SEC or the Nasdaq regarding the issuance of the Subject Securities.

(g) Litigation. Except as disclosed in the Company SEC Documents and to the knowledge of the Company there are no pending or threatened actions, claims, demands, investigations, examinations, indictments, litigations, suits or other criminal, civil or administrative or investigative proceedings before or by any Governmental Authority or by any other person against the Company or any of its Subsidiaries, which would, individually or in the aggregate, have a Material Adverse Effect.

(h) No Additional Representations. The Company makes no representations or warranties as to any matter whatsoever except as expressly set forth in this Agreement or in any certificate delivered by the Company to the Purchaser in accordance with the terms thereof.

Section 4.02 Representations and Warranties of Each Purchaser. Each Purchaser hereby represents and warrants as of the date hereof and as of the Closing Dates to the Company as follows (unless as of a specific date therein):

(a) Organization; Authority. Each Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Agreements and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Agreements and performance by each Purchaser of the transactions contemplated by the Transaction Agreements have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of each Purchaser. Each Transaction Agreement to which it is a party has been duly executed by each Purchaser, and when delivered by each Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of each Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. Each Purchaser is acquiring the Subject Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Subject Securities (this representation and warranty not limiting each Purchaser’s right to sell the Subject Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Each Purchaser is acquiring the Subject Securities hereunder in the ordinary course of its business.

(c) Purchaser Status. Such Purchaser is not a “U.S. person” as defined in Rule 902 of Regulation S. Such Purchaser has not been subject to any “directed selling efforts” within the meaning of Rule 903 of Regulation S under the Securities Act in connection with its execution of this Agreement. At the time each Purchaser was offered the Securities, it was, and as of the date hereof it is, either: (i) an “accredited investor” as defined in Rule 501 under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(d) Experience of Each Purchaser. Each Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Subject Securities, and has so evaluated the merits and risks of such investment. Each Purchaser is able to bear the economic risk of an investment in the Subject Securities and, at the present time, is able to afford a complete loss of such investment.

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(e) Access to Information. Each Purchaser acknowledges that it has had the opportunity to review the Transaction Agreements (including all exhibits and schedules thereto) and the Company SEC Documents and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Subject Securities and the merits and risks of investing in the Subject Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

ARTICLE V

OTHER AGREEMENTS OF THE PARTIES

Section 5.01 Distribution Compliance Period. Each Purchaser agrees not to resell, pledge or transfer any of its Subscription Shares within the United States or to any U.S. Person, as each of those terms is defined in Regulation S, during the forty (40) days following its Closing Date.

Section 5.02 Further Assurances. From the date of this Agreement until the Closing Date, the Company and such Purchaser shall use their reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated hereby with respect to such Purchaser.

Section 5.03 Reservation of Shares. The Company shall ensure that it has sufficient number of duly authorized Ordinary Shares to comply with its obligations to issue the Subscription Shares and the Warrant Shares pursuant to the terms of the Transaction Agreements.

Section 5.04 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

Section 5.05 Securities Laws Disclosure; Publicity. Within the time required by the Exchange Act, the Company shall file a Current Report on Form 6-K, including the Transaction Agreements as exhibits thereto, with the SEC.

Section 5.06 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide the Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information.

ARTICLE VI

INDEMNIFICATION

Section 6.01 Indemnification.

(a) Indemnification by the Company. From and after the Closing Date and subject to Section 6.03, the Company shall indemnify and hold each Purchaser harmless from and against any losses, claims, damages, liabilities, judgments, fines, obligations, cost and expenses, including but not limited to any investigative, legal and other expenses (collectively, “Losses”) incurred by such Purchaser as a result of or arising out of: (i) breach of any representation or warranty of the Company contained in Section 4.01; or (ii) violation or nonperformance, partial or total, of any covenant or agreement of the Company contained in this Agreement.

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(b) Indemnification by the Purchasers. From and after the Closing Date and subject to Section 6.03, each Purchaser shall indemnify and hold the Company, its Affiliates and their respective directors, officers, agents, successors and assigns (the “Company Indemnitees”) harmless from and against any Losses incurred by any Company Indemnitee as a result of or arising out of: (i) breach of any representation or warranty of such Purchaser contained in Section 4.02; or (ii) violation or nonperformance, partial or total, of any covenant or agreement of such Purchaser contained in this Agreement.

(c) The amount of any and all Losses under this Article VI shall be determined net of any insurance or other indemnification proceeds received by the Indemnified Party or its Affiliates in connection with the facts giving rise to the right of indemnification and any increased insurance costs resulting from such claim, including any retroactive or prospective premium adjustments associated with such coverage, as such amounts are determined in accordance with those policies and programs generally applicable from time to time, and only after first applying any available insurance to the portion of a Loss that is not indemnified hereunder.

Section 6.02 Procedures Relating to Indemnification.

(a) Any party seeking indemnification under Section 6.01 (an “Indemnified Party”) shall promptly give the Party from whom indemnification is being sought (an “Indemnifying Party”) notice of any matter which such Indemnified Party has determined has given or would reasonably be expected to give rise to a right of indemnification under this Agreement stating in reasonable detail the factual basis of the claim to the extent known by the Indemnified Party, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises; provided that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article VI except to the extent the Indemnifying Party is materially prejudiced by such failure. With respect to any recovery or indemnification sought by an Indemnified Party from the Indemnifying Party that does not involve a Third Party Claim, if the Indemnifying Party does not notify the Indemnified Party within thirty (30) days from its receipt of the notice from the Indemnified Party that the Indemnifying Party disputes such claim, the Indemnifying Party shall be deemed to have accepted and agreed with such claim.

(b) If an Indemnified Party shall receive notice of any claim or demand asserted by a third party (each, a “Third Party Claim”) against it or which may give rise to a claim for Loss under this Article VI, within thirty (30) days of the receipt of such notice, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim; provided that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article VI except to the extent that the Indemnifying Party is materially prejudiced by such failure. If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within fifteen (15) days of the receipt of such notice from the Indemnified Party; provided that that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party in its sole and absolute discretion for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel in each jurisdiction for which the Indemnified Party determines counsel is required, at the Indemnifying Party’s expense. In the event that the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party’s expense, all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party’s expense, all such witnesses, records, materials and information in the Indemnifying Party’s possession or under the Indemnifying Party’s control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party.

Section 6.03 Limitation on Liability. Absent fraud, intentional misrepresentation or willful breach:

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(a) In no event shall any Indemnified Party be entitled to indemnification for any Losses arising from a claim for indemnification pursuant to Section 6.01(a)(i) (other than Company Fundamental Warranties) or 6.01(b)(i) (other than Purchaser Fundamental Warranties) unless and until the aggregate amount of all Losses suffered or incurred by the Indemnified Party thereunder exceeds five percent (5%) of the Purchase Price (in the event the Indemnified Party is a Company Indemnitee) or five percent (5%) of the Purchase Price (in the event the Indemnified Party is a Purchaser), as applicable (the “Deductible”), in which case the Indemnifying Party shall be liable only for Losses in excess of the Deductible.

(b) the maximum aggregate liabilities of the Indemnifying Party in respect of Losses suffered by the Indemnified Parties pursuant to Section 6.01(a)(i) (other than Company Fundamental Warranties) or 6.01(b)(i) (other than Purchaser Fundamental Warranties) shall not in any event be greater than the Purchase Price (in the event the Indemnified Party is a Purchaser) or the Purchase Price (in the event the Indemnified Party is a Company Indemnitee), as applicable.

ARTICLE VII

MISCELLANEOUS

Section 7.01 Venue. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Agreements (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state or federal courts sitting in the Borough of Manhattan, New York, New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the Borough of Manhattan, New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Agreements), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.

Section 7.02 Governing Law. This Agreement and all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed in accordance with the laws of State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the State of New York to the rights and duties of the Parties hereunder.

Section 7.03 No Third Party Beneficiaries. A person who is not a party to this Agreement has no right to enforce any term of this Agreement.

Section 7.04 Amendment. This Agreement shall not be amended, changed or modified, except by another agreement in writing executed by the Parties hereto.

Section 7.05 Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, each of the parties and their respective heirs, successors and permitted assigns and legal representatives.

Section 7.06 Assignment. Neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned, as between each Purchaser and the Company, without the express written consent of such Purchaser and the Company. Any purported assignment in violation of the foregoing sentence shall be null and void.

Section 7.07 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

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If to the Company:

Mercurity Fintech Holding Inc.

Address:	[Redacted]
Email:	[Redacted]
Attention:	Shi Qiu

With a copy to the Company’s Counsel at (which shall not constitute notice):

Address:	[Redacted]
Email:	[Redacted]
Attention:	[Redacted]
Payment Detail

Beneficiary’s name	Mercurity Fintech Holding Inc.
Account Number	[Redacted]
Bank Name	[Redacted]
Bank Code:	[Redacted]
SWIFT Code	[Redacted]
Bank Address:	[Redacted]

If to the Purchaser(s): see each Purchaser’s signature page.

Any Party may change its address for purposes of this Section 7.07 by giving the other Parties hereto written notice of the new address in the manner set forth above. For the avoidance of doubt, only notice delivered to the address and person of the Parties to this Agreement shall constitute effective notice to such Party for the purposes of this Agreement.

Section 7.08 Entire Agreement. This Agreement and the other Transaction Agreements including the schedules and exhibits hereto and thereto constitutes the entire understanding and agreement between the Parties with respect to the matters covered hereby and thereby, and all prior agreements and understandings, oral or in writing, if any, between the Parties with respect to the matters covered hereby and thereby are merged and superseded by this Agreement and the other Transaction Agreements.

Section 7.09 Severability. If any provisions of this Agreement shall be adjudicated to be illegal, invalid or unenforceable in any action or proceeding whether in its entirety or in any portion, then such provision shall be deemed amended, if possible, or deleted, as the case may be, from the Agreement in order to render the remainder of the Agreement and any provision thereof both valid and enforceable, and all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

Section 7.10 Fees and Expenses. The expenses incurred in connection with the negotiation, preparation and execution of this Agreement and other Transaction Agreements and the transactions contemplated hereby and thereby, including fees and expenses of attorneys, accountants, consultants and financial advisors, shall be the responsibility of the Party incurring such expenses.

Section 7. 11 Termination.

(a) This Agreement shall automatically terminate as between the Company and each Purchaser upon the earliest to occur of:

(i) the written consent of each of the Company and such Purchaser; or

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(ii) by the Company or such Purchaser in the event that any Governmental Authority shall have issued a judgment or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by the Transaction Agreements and such judgment or other action shall have become final and non-appealable.

(b) Upon the termination of this Agreement, this Agreement will have no further force or effect, except for the provisions of Sections 7.02 and 7.07 hereof, which shall survive any termination under this Section 7. 13; provided that neither the Company nor the Purchaser shall be relieved or released from any liabilities or damages arising out of (i) fraud or (ii) any breach of this Agreement prior to such termination.

Section 7. 14 Headings. The headings of the various articles and sections of this Agreement are inserted merely for the purpose of convenience and do not expressly or by implication limit, define or extend the specific terms of the section so designated.

Section 7.15 Execution in Counterparts. For the convenience of the Parties and to facilitate execution, this Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument. Signatures in the form of facsimile or electronically imaged “PDF” shall be deemed to be original signatures for all purposes hereunder.

Section 7.16 Waiver. No waiver of any provision of this Agreement shall be effective unless set forth in a written instrument signed by the Party waiving such provision. No failure or delay by a Party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy.

Section 7.17 Adjustment of Share Numbers. If there is a subdivision, split, stock dividend, combination, reclassification or similar event with respect to any of the ordinary shares referred to in this Agreement, then, in any such event, the numbers and types of shares referred to in this Agreement shall be equitably adjusted as appropriate to the number and types of shares of such stock that a holder of such number of shares of such stock would own or be entitled to receive as a result of such event of such holder had held such number of shares immediately prior to the record date for, or effectiveness of, such event.

[Signature pages follow]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first above written.

Mercurity Fintech Holding Inc.

By:	/s/ Shi Qiu
Name:	Shi Qiu
Title:	Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the Party has caused this Agreement to be executed on the date first above written. Name of Purchaser: [Redacted]

Signature of Authorized Signatory of Purchaser: [Redacted]

Name of Authorized Signatory: [Redacted]

Title of Authorized Signatory:

Email: [Redacted]

Address for Notice to Purchaser: [Redacted]

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Price per common share: $5.87

Total Purchase Price: $8,041,900

Number of Ordinary Shares to Be Issued: 1,370,000 shares

Subscription Date: January 9, 2025

[Signature Page to Securities Purchase Agreement]